                                                                     Exhibit 4.2


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                          REGISTRATION RIGHTS AGREEMENT





                               Dated May 18, 1999



                                      among




                                RJR NABISCO, INC.
                          R.J. REYNOLDS TOBACCO COMPANY




                                       and



                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED
                        MORGAN STANLEY & CO. INCORPORATED
                         & the other Initial Purchasers
                             set forth on Schedule I


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                          REGISTRATION RIGHTS AGREEMENT



           This Registration Rights Agreement (the "Agreement") is made and entered into May 18, 1999, among RJR Nabisco, Inc., a Delaware corporation (the "Company"), R.J. Reynolds Tobacco Company, a New Jersey corporation ("RJRT"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and the other Initial Purchasers set forth on Schedule I attached hereto (the "Initial Purchasers").

           This Agreement is made pursuant to the Purchase Agreement dated May 10, 1999, among the Company, RJRT and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $550,000,000 principal amount of the Company's 7 3/8% Notes Due 2003, $500,000,000 principal amount of the Company's 7 3/4% Notes Due 2006 and $200,000,000 principal amount of the Company's 7 7/8% Notes Due 2009 (collectively the "Notes"). The Notes will be unconditionally guaranteed on a senior unsecured basis by RJRT (the "Guarantee", and together with the Notes, the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and RJRT have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

           In consideration of the foregoing, the parties hereto agree as follows:

           1.  DEFINITIONS.

           As used in this Agreement, the following capitalized defined terms shall have the following meanings:

           "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time.

           "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

           "ADDITIONAL INTEREST" shall have the meaning set forth in Section 2(f) hereof.

           "BANK CREDIT AGREEMENT" means the Credit Agreement dated as of May 7, 1999 among the Company, RJRT, as guarantor, RJR Nabisco Holdings Corp., The Chase Manhattan Bank, as administrative agent and the lending institutions named on the signature pages thereof, as such agreement may be amended, modified, renewed, refunded, restated, refinanced or replaced from time to time.

           "CLOSING DATE" shall mean the Closing Date as defined in the Purchase Agreement.

           "COMPANY" shall have the meaning set forth in the preamble and shall also include the Company's successors.

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                                                                               2


           "DEPOSITARY" shall mean The Depository Trust Company, or any other depositary appointed by the Company, PROVIDED, HOWEVER, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

           "EFFECTIVENESS DEADLINE" shall have the meaning set forth in
     Section 2(a) hereof.

           "EXCHANGE DATES" shall have the meaning set forth in Section 2(a) hereof.

           "EXCHANGE OFFER" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

           "EXCHANGE OFFER REGISTRATION" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

           "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

           "EXCHANGE SECURITIES" shall mean securities issued by the Company, RJRT and the other Guarantors, if any, under the Indenture containing terms identical to the Securities (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

           "GUARANTEE" shall have the meaning set forth in the preamble.

           "GUARANTOR" shall mean RJRT and each other Subsidiary of the Company that is or becomes a guarantor under the Bank Credit Agreement, after such time as such Person shall have executed and delivered a guarantee.

           "HOLDER" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; PROVIDED that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

           "INDENTURE" shall mean the Indenture relating to the Securities dated as of May 15, 1999 among the Company, RJRT, and The Bank of New York, as trustee, and as the same may be modified, amended or supplemented from time to time in accordance with the terms thereof.

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                                                                               3


           "INITIAL PURCHASER" or "INITIAL PURCHASERS" shall have the meaning set forth in the preamble.

           "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; PROVIDED that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act, "AFFILIATES") (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

           "PARTICIPATING BROKER-DEALER" shall have the meaning set forth in
     Section 4(a) hereof.

           "PERSON" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

           "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

           "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble.

           "REGISTRABLE SECURITIES" shall mean the Securities; PROVIDED, HOWEVER, that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities have been sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) when such Securities shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Securities purchased from the Company and RJRT and continuously held by the Initial Purchasers).

           "REGISTRATION DEFAULT" shall have the meaning set forth in
     Section 2(f) hereof.

           "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company and RJRT with this Agreement, including without

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                                                                               4


     limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses (other than the fees of any counsel retained by any Person other than the Company and RJRT) incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) all fees and disbursements (other than the fees of any counsel retained by any Person other than the Company and RJRT) relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of the Trustee and any escrow agent or custodian and its counsel, (viii) the fees and disbursements of counsel for the Company and RJRT and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers and which counsel must be Simpson Thacher & Bartlett or other counsel reasonably acceptable to the Company) and (ix) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

           "REGISTRATION STATEMENT" shall mean any registration statement of the Company and RJRT that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

           "SEC" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

           "SHELF REGISTRATION" shall mean a registration effected pursuant to
     Section 2(b) hereof.

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           "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company and RJRT pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

           "SUBSIDIARY" means any corporation of which at least a majority of all outstanding stock having by the terms thereof ordinary voting power in the election of directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. " 77aaa-77bbb) as in effect on the date of this Agreement; PROVIDED, HOWEVER, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

           "TRUSTEE" shall mean the trustee with respect to the Securities under the Indenture.

           "UNDERWRITER" shall have the meaning set forth in Section 3 hereof.

           "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

           2.  REGISTRATION UNDER THE 1933 ACT.

           (a) The Company and RJRT agree that they will, for the benefit of the Holders, at the Company's cost, (A) prepare and, as soon as practicable but not later than 120 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities of a like principal amount of Exchange Securities, (B) use each of its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 240 days of the Closing Date (the "Effectiveness Deadline"), (C) use each of its reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use each of its and their reasonable best efforts to cause the Exchange Offer to be consummated as promptly as practicable, but in any event prior to 30 business days after the Effectiveness Deadline. The Exchange Securities will be issued under the Indenture. As soon as

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                                                                               6


practicable, upon the effectiveness of the Exchange Offer Registration Statement, the Company shall commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is eligible under the rules, regulations and interpretations of the SEC and the Staff to participate in the Exchange Offer and (a) is not an Affiliate of the Company or RJRT, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company or RJRT for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

           The Company shall commence the Exchange Offer by sending the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

           (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered by eligible Holders will be accepted for exchange;

           (ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed, or longer, if required by applicable law) (the "Exchange Dates");

           (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;

           (iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

           (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged.

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           As soon as practicable after the last Exchange Date, the Company shall:

           (i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

           (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and send to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

           The Company and RJRT shall use each of its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC (the "Staff"), (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC or Staff rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company or RJRT, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

           (b) If (i) because of any change in law or regulation or applicable interpretations thereof by the Staff, the Company is not permitted to effect the Exchange Offer as contemplated hereby, (ii) the Exchange Offer is not consummated within 30 business days after the Effectiveness Deadline, (iii) any Initial Purchaser so requests with respect to notes not eligible to be exchanged for Exchange Notes in the Exchange Offer, (iv) any applicable law or interpretations do not permit any Holder of Registrable Securities to participate in the Exchange Offer, (v) any Holder of Registrable Securities that participates in the Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Registrable Securities, or

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(vi) the Company so elects, then the Company and RJRT shall use each of its reasonable best efforts to file, or cause to be filed, as soon as practicable after such determination and thereafter shall use each of its reasonable best efforts to cause to be declared effective as promptly as practicable a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities. Each of the Company and RJRT agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities. Each of the Company and RJRT further agrees to to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. Each of the Company and RJRT agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly upon request after its being used or filed with the SEC.

           Notwithstanding any other provisions hereof, each of the Company and RJRT will use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (c) The Company and RJRT shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

           (d) (i) Each of the Company and RJRT will be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if either the Company or RJRT voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to

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                                                                               9


exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

           (ii)     An Exchange Offer Registration Statement pursuant to
Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

           (e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and RJRT acknowledge that any failure by each of the Company or RJRT to comply with its obligations under Section 2(a) and
Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the obligations of each of the Company and RJRT under Section 2(a) and Section 2(b) hereof.

           (f) Additional cash interest ("Additional Interest") will accrue on the Registrable Securities at the rate of 0.50% per annum, from and including the date on which any Registration Default (as defined below) shall occur to but excluding the date on which all Registration Defaults are cured, if

           (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to 120 days after the Closing Date or the Shelf Registration Statement is not filed with the SEC on or prior to 120 days after the date the Company and RJRT are required to file the same;

           (ii) the Exchange Offer Registration Statement is not declared effective within 240 days after the Closing Date or the Shelf Registration Statement is not declared effective within 240 days after the date the Company and RJRT are required to file the same;

           (iii) the Exchange Offer, if commenced, is not consummated on or prior to 30 business days after the Effectiveness Deadline; or

           (iv) the Shelf Registration Statement is filed and declared effective within the required time period but shall thereafter cease to be effective (at any time

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                                                                              10


                    that the Company and RJRT are obligated to maintain the effectiveness thereof) without being succeeded within 90 days by an additional Registration Statement filed and declared effective

     (each such registration default referred to in sub-paragraphs (i), (ii), (iii) and (iv) above, a "Registration Default").

           Additional Interest shall be paid to Holders of Registrable Securities in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and Additional Interest will no longer be payable. The Company shall notify the Trustee within three business days after the occurrence of each and every Registration Default.

           3.  REGISTRATION PROCEDURES.

           In connection with the obligations of the Company and RJRT with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company and RJRT shall:

           (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

           (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

           (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, including financial statements and schedules and, if the Holder or Underwriter so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company and RJRT consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

           (d) use each of its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each Underwriter of an Underwritten Offering of Registrable Securities shall reasonably request in writing at least 5 business days before the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; PROVIDED, HOWEVER, that neither the Company nor RJRT shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

           (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or RJRT contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering pursuant to a Shelf Registration cease to be true and correct in all material respects, (v) of the happening of any event during the period a Shelf Registration

     Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Company or RJRT of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company or RJRT that a post-effective amendment to a Registration Statement would be appropriate;

           (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

           (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or exhibits thereto, unless requested);

           (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities;

           (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e) (v) hereof, as promptly as practicable after the occurrence of such an event, use each of its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and RJRT agree to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company and RJRT have amended or supplemented the Prospectus to correct such misstatement or omission;

           (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company and RJRT as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object;

           (k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

           (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use each of its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

           (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company and RJRT, and cause the respective officers, directors and employees of the Company and RJRT to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

           (n) in the case of a Shelf Registration, use each of its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

           (o) use each of its reasonable best efforts to cause the Exchange Securities or Registrable Securities, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act);

           (p) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

           (q) in the case of a Shelf Registration and upon the request of Holders of at least $300,000,000 million aggregate principal amount, enter into such customary agreements and take all such other actions in connection therewith (including those requested by a Majority of the Holders of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and each of its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when customarily requested, (ii) obtain opinions of counsel to the Company and RJRT (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel, it being understood that any attorney in the regular employ of the Company or RJRT shall be presumed to be satisfactory) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company and RJRT, or of any business acquired by the Company or RJRT for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and RJRT made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

           In the case of a Shelf Registration Statement, the Company and RJRT may require each Holder of Registrable Securities to furnish to them such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company and RJRT may from time to time reasonably request in writing, failing which the Company may elect not to include such Holders' Registrable Securities in such Shelf Registration Statement.

           In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company or RJRT of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and RJRT shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365 day period and any such suspensions may not exceed 60 days for each suspension and there may not be more than two suspensions in effect during any 365 day period.

           The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering, subject to the reasonable approval of the Company.

           4.  PARTICIPATION OF BROKER-DEALERS IN EXCHANGE OFFER.

           (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

           The Company and RJRT understand that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

           (b) In light of the above, notwithstanding the other provisions of this Agreement, the Company and RJRT agree that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; PROVIDED that:

           (i) the Company and RJRT shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 90 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company and RJRT to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

           (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Initial Purchasers or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Initial Purchasers and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and PROVIDED FURTHER that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be any of the Initial Purchasers unless they elect not to act as such representatives, (y) to pay the reasonable fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

           (c) The Initial Purchasers shall have no liability to any Holder with respect to any request that it may make pursuant to Section 4(b) above.

           5.  INDEMNIFICATION AND CONTRIBUTION.

           (a) Each of the Company and RJRT, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each Holder and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Initial Purchaser, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company or RJRT shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers or any Holder furnished to the Company or RJRT in writing by the Initial Purchasers or any selling Holder expressly for use therein PROVIDED that the foregoing indemnity agreement with respect to any preliminary Prospectus shall not inure to the benefit of any Initial Purchaser, each Holder and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser or any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Initial Purchaser, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser, to such person at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. In connection with any Underwritten Offering permitted by Section 3, the Company and RJRT will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

           (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, RJRT, the other Initial Purchasers and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company, RJRT, any other Initial Purchaser and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company and RJRT to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company or RJRT in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

           (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchaser within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, RJRT, each of its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company and RJRT within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and Persons who control the Initial Purchasers, such firm shall be designated in writing by the Initial Purchasers. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           (d) If the indemnification provided for in paragraph (a) or paragraph
(b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, RJRT and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, RJRT or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

           (e) The Company, RJRT and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

           The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, RJRT, each of its officers or directors or any Person controlling the Company or RJRT, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

           6.  MISCELLANEOUS.

           (a) RULE 144 AND RULE 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

           (b) NO INCONSISTENT AGREEMENTS. Neither the Company nor RJRT has entered into, and on or after the date of this Agreement will not enter into, and will ensure that the other Guarantors, if any, will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the other issued and outstanding securities of the Company or RJRT under any such agreements.

           (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and RJRT have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; PROVIDED, HOWEVER, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

           (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(d), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company or RJRT, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

           All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telescoped; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

           Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

           (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or RJRT with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

           (f) RESTRICTION ON RESALES. Until the expiration of two years after the original issuance of the Securities, the Company and RJRT, and the other Guarantors, if any, will not, and will cause their Affiliates, including the other Guarantors, if any, not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

           (g) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and RJRT, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

           (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           (J) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

           (k) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                             RJR NABISCO, INC.


                                             By: /s/ Francis X. Suozzi
                                                --------------------------------
                                             Name:  Francis X. Suozzi
                                             Title: Senior Vice President and
                                                    Treasurer


                                             R.J. REYNOLDS TOBACCO COMPANY


                                             By: /s/ Kenneth J. Lapiejko
                                                --------------------------------
                                             Name:  Kenneth J. Lapiejko
                                             Title: Senior Vice President,
                                                    Chief Financial Officer and
                                                    Treasurer


Confirmed and accepted as of
the date first above written, on behalf and themselves and the other Initial Purchasers set forth on Schedule I hereto:


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By: /s/ John D. Fallon
   --------------------------------
Name:  John D. Fallon
Title: Vice President


MORGAN STANLEY & CO. INCORPORATED


By: /s/ Michael Fusco
   --------------------------------
Name:  Michael Fusco
Title: Vice President

                                                                      Schedule 1


                            OTHER INITIAL PURCHASERS

ABN AMRO Incorporated
Barclays Capital Inc.
BNY Capital Markets, Inc.
Chase Securities Inc.
Credit Lyonnais Securities (USA) Inc.
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
HSBC Securities, Inc.
Salomon Smith Barney Inc.
Scotia Capital Markets (USA), Inc.